UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2025

NiSource Inc.

(Exact Name of Registrant as Specified in Charter)

DE	001-16189	35-2108964
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

801 East 86th Avenue Merrillville, Indiana	46410
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 647-5990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	NI	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Senior Notes Due 2035 and 2055

On June 23, 2025, NiSource Inc. (the “Company”) and BMO Capital Markets Corp., BNP Paribas Securities Corp., J.P. Morgan Securities LLC, PNC Capital Markets LLC, Scotia Capital (USA) Inc. and U.S. Bancorp Investments, Inc., as Lead Underwriters, entered into a Terms Agreement (the “Terms Agreement”) with respect to the offering and sale of $900,000,000 aggregate principal amount of the Company’s 5.350% Notes due 2035 (the “2035 Notes”) and $750,000,000 additional aggregate principal amount of the Company’s 5.850% Notes due 2055 (the “2055 Notes” and, together with the 2035 Notes, the “Notes”) under the Company’s Registration Statement on Form S-3 (File No. 333-268084) (the “Registration Statement”). The Terms Agreement incorporates by reference the provisions of the Company’s Underwriting Agreement, dated November 30, 2017 (a form of which was filed with the Securities and Exchange Commission (the “SEC”) on November 30, 2017). The terms of the 2055 Notes, other than the issue date and the price to the public, are identical to the terms of, and constitute an additional issuance of, the Company’s 5.850% Notes due 2055, $750,000,000 of which the Company previously issued on March 27, 2025 and are currently outstanding. Following the issuance of the 2055 Notes, the aggregate principal amount of outstanding 5.850% Notes due 2055 is $1,500,000,000.

The sale closed on June 27, 2025. The Notes were issued pursuant to an Indenture, dated as of November 14, 2000, between the Company, as issuer and successor-in-interest to NiSource Finance Corp., and The Bank of New York Mellon, as successor trustee, as amended and supplemented. The Company intends to use the net proceeds from the sale of the Notes for general corporate purposes, including to finance capital expenditures, for working capital and to repay existing indebtedness.

The preceding is a summary of the terms of the Notes and is qualified in its entirety by reference to the forms of the 2035 Notes and the 2055 Notes, filed as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K, respectively, which are incorporated herein by reference. The Company is filing Exhibit 5.1 with this Current Report on Form 8-K in connection with the Registration Statement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	Form of 5.350% Notes due 2035

4.2	Form of 5.850% Notes due 2055 (incorporated by reference to Exhibit 4.1 to the NiSource Inc. Form 8-K filed on March 27, 2025)

5.1	Opinion of McGuireWoods LLP

23.1	Consent of McGuireWoods LLP (included in Exhibit 5.1)

104	Cover page Interactive Data File (embedded within the Inline XBRL document)

Cautionary Statement Concerning Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements that are not historical facts, including statements about the anticipated use of proceeds from the sale of the Notes. These statements are based on current expectations and assumptions, which management believes are reasonable, and on information currently available to management, but are necessarily subject to various risks and uncertainties. In addition to the risk that these assumptions prove to be inaccurate, factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include factors disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and its subsequent filings with the SEC, which are available on the Company’s website at www.nisource.com and on the SEC’s website at www.sec.gov. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether due to new information, future events or otherwise, except to the extent required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NiSource Inc.
(Registrant)

Date: June 27, 2025	By:	/s/ Shawn Anderson
Shawn Anderson
Executive Vice President and Chief Financial Officer